Exhibit 99.1

Joint Filer Information

Name:
  Fog City Management, LLC

Address:
  2100 Green Street, #102
  San Francisco, CA 94123

Designated Filer:
  Nancy S. Olson

Issuer & Trading Symbol:
  Planet Technologies, Inc. (PLNT)

Date of Event Requiring Statement:
  8/1/2005

Signature:
  By:	/s/ Nancy S. Olson
  Its:	Managing Member



Name:
  Fog City Fund, LLC

Address:
  2100 Green Street, #102
  San Francisco, CA 94123

Designated Filer:
  Nancy S. Olson

Issuer & Trading Symbol:
  Planet Technologies, Inc. (PLNT)

Date of Event Requiring Statement:
  8/1/2005

Signature:
  By:  Fog City Management, LLC, its Managing Member

  By:	/s/ Nancy S. Olson
  Its:	Managing Member